Exhibit 10.16

Summary of Director Fees, Equity Grants, Perquisites, and Associated Other Compensation Arrangements for Non-Employee Directors

This Summary sets forth, as of February 16, 2023, director fees, equity grants, perquisites, and other personal benefits that MicroStrategy Incorporated (“MicroStrategy” and, collectively with its subsidiaries, the “Company”) provides to its non-employee directors (“Outside Directors”).

Each Outside Director receives a fee of $37,500 for each quarterly meeting of MicroStrategy’s Board of Directors (the “Board”) that the Outside Director attends in person, telephonically, or virtually. Each Outside Director who is a member of the Audit Committee of the Board (the “Audit Committee”) also receives a fee of $10,000 (or $12,500 in the case of the Chair of the Audit Committee) for each quarterly meeting of such committee that the Outside Director attends in person, telephonically, or virtually. Each Outside Director who is a member of the Compensation Committee of the Board (the “Compensation Committee”) also receives a fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee), which is paid quarterly; provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the Outside Director must have served on the Compensation Committee on the last day of such fiscal quarter. Each Outside Director may also receive up to an additional $12,000 of fees in the aggregate in any fiscal quarter for additional services delegated by the Board to such Outside Director in the Outside Director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board, or any other committee of the Board; provided that any such fee paid with respect to a particular service must be approved by the Board following the completion of such service by the Outside Director. Beginning in April 2021, Outside Directors have received all fees for their service on the Board in bitcoin instead of cash. The amount of Board fees payable to Outside Directors remains unchanged and is nominally denominated in U.S. dollars. At the time of payment, the fees are converted from U.S. dollars into bitcoin by the payment processor and then deposited into the digital wallet of the applicable Outside Director. Additionally, since May 2015, each Outside Director receives on May 31 of each year an automatic annual stock option award to purchase 5,000 shares of MicroStrategy’s class A common stock in accordance with the terms of the MicroStrategy 2013 Stock Incentive Plan.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of Outside Directors and their guests (“Meeting Activities”). In addition, the Company may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of Outside Directors and their guests (“Entertainment Events”). The Company may also request that Outside Directors participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays the expenses of Outside Directors and their guests (“Company-sponsored Activities”).

The Company is also authorized to make available, from time to time, for personal use by Outside Directors: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and the Company’s Bombardier Global Express XRS aircraft (collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). Outside Directors may make personal use of Company Aircraft; provided that (a) all Outside Directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the Outside Director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all Outside Directors have been invited, or (3) Company-sponsored Activities. In addition, Outside Directors may make personal use of Company Aircraft on a “ride-along” basis. The Company also makes available to Outside Directors certain medical, dental, and vision insurance plan benefits that the Company offers to its U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an Outside Director, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such Outside Director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the Outside Director may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the aggregate amount limitations described in the “Executive and Director Compensation—Compensation Discussion and Analysis” section of the Company’s 2022 proxy statement, if applicable.